UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 5, 2007
                                                  (DECEMBER 4, 2007)

                           POINT BLANK SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
------------------------  ------------------------  ----------------------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

2102 SW 2nd Street, Pompano Beach, Florida                          33069
-------------------------------------------                       ----------
 (Address of principal executive office)                          (Zip Code)

                                 (954) 630-0900
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01.                 OTHER EVENTS.


On December 4, 2007, Point Blank Solutions, Inc. (the "Company") filed a complaint in the United States District Court for the Eastern District of New York against David H. Brooks ("Brooks"), the former Chairman and Chief Executive Officer of the Company.

In the complaint, the Company alleges that Brooks has been taking action to shelter assets, which would hinder the Company in recovering on Brooks' undertaking to repay litigation expenses advanced to him by the Company if it is ultimately determined that he is not entitled to indemnification by the Company. Because of this alleged conduct, the complaint alleges that Brooks has breached his duty of good faith and fair dealing to the Company and has not been and is not entitled to advancement of litigation expenses by the Company.

Additionally, the complaint alleges that Brooks has failed to return valuable Company property, in breach of a promise in a Release Agreement between the Company and Brooks, dated as of July 31, 2006. The terms of the Release Agreement have been previously disclosed by the Company.

The Company also alleges that, pursuant to the terms of the Release Agreement, Brooks is obligated to pay to the Company a sufficient amount of money to satisfy the Company's tax burden attributable to Brooks' personal income, and that he has not made such payment(s).

Brooks and the Company are parties to a Stipulation of Settlement, which has been submitted to the court for approval that would settle class action and derivative action lawsuits ("Settlement"). The Settlement includes certain releases of claims involving the Company and Brooks. The claims asserted in the Company's lawsuit against Brooks are not included within the claims released under the Settlement.

As previously disclosed by the Company, the Commercial Litigation Division of the U.S. Department of Justice recently requested leave to submit opposition to the Settlement in its present form. The court on November 19th granted that request to be heard. All of the major parties to the settlement, including the lead class plaintiffs, lead derivative plaintiffs, the Company, and Brooks, have submitted memoranda to the court in response, supporting approval of the Settlement. The matter is under consideration by the court. Consistent with prior court filings and public statements, and notwithstanding the Company's lawsuit against Brooks, the Company continues to believe that it is in the best interests of all shareholders, employees, and importantly, its military and law enforcement customers, to settle those actions and have them concluded.

This action is subject to all of the risks and uncertainties of litigation, and there can be no assurance as to its probable outcome.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           POINT BLANK SOLUTIONS, INC.



                           By: /s/ JOHN SIEMER
                              --------------------------------------------------
                               Name: John Siemer
                               Title: Chief Operating Officer and Chief of Staff

Dated:  December 5, 2007